Exhibit 99.1

NEWS RELEASE	Littelfuse Inc. 8755 West Higgins Road, Suite 500 Chicago, Illinois 60631 p: (773) 628-1000 f: (773) 628-0802 www.littelfuse.com
LITTELFUSE REPORTS FOURTH QUARTER AND FULL YEAR RESULTS FOR 2022
Record annual sales, earnings and cash generation driven by resilient business model and growth strategy

CHICAGO, February 1, 2023 - Littelfuse, Inc. (NASDAQ: LFUS), a diversified, industrial technology manufacturing company empowering a sustainable, connected, and safer world, today reported financial results for the fourth quarter and full year ended December 31, 2022:

Fourth Quarter 2022 Results

•Net sales of $613.3 million were up 11% versus the prior year period, and up 4% organically
•GAAP diluted EPS was $3.74, an increase of 80% from the prior year period; adjusted diluted EPS was $3.34, up 6% versus the prior year period

Full Year 2022 Results

•Net sales of $2.5 billion were up 21% in total versus the prior year, and up 11% organically
•GAAP diluted EPS was $14.94, up 31% versus the prior year; adjusted diluted EPS of $16.87 increased 28% versus the prior year
•Cash flow from operations was $419.7 million and free cash flow was $315.4 million, both 12% higher than the prior year

“In 2022 we achieved record levels of sales, earnings and cash generation, including double-digit sales growth in each of our business segments,” said Dave Heinzmann, Littelfuse President and Chief Executive Officer. “We achieved these outstanding results by continuing to expand our leadership in high-growth markets with significant new business wins and adding over $200 million in sales from two acquisitions. I want to thank our global teams for their hard work and persistent commitment to serve our customers. Our demonstrated ability to drive double-digit growth over the past five-, ten-, and fifteen-year periods speaks to the resiliency of our business model and the strength of our growth strategy. Though we may see some near-term market challenges, I am confident our ongoing execution, investments and diversification position us to deliver continued, substantial value to all of our stakeholders.”

First Quarter of 2023*

Based on current market conditions, for the first quarter the company expects,
•Net sales in the range of $575 to $605 million, adjusted diluted EPS in the range of $2.73 to $2.97 and an adjusted effective tax rate of approximately 19%
-more-

*Littelfuse provides guidance on a non-GAAP (adjusted) basis. GAAP items excluded from guidance may include the after-tax impact of items including acquisition and integration costs, restructuring, impairment and other charges, certain purchase accounting adjustments, non-operating foreign exchange adjustments and significant and unusual items. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. Littelfuse is not able to forecast the excluded items in order to provide the most directly comparable GAAP financial measure without unreasonable efforts.

Dividend
•The company will pay a cash dividend on its common stock of $0.60 per share on March 9, 2023, to shareholders of record as of February 23, 2023

Conference Call and Webcast Information
Littelfuse will host a conference call on Thursday, February 2, 2023, at 9:00 a.m. Central Time to discuss the results. The call will be broadcast and available for replay at Littelfuse.com. A slide presentation is available in the Investor Relations section of the company’s website at Littelfuse.com.

About Littelfuse
Littelfuse, Inc. (NASDAQ: LFUS) is a diversified, industrial technology manufacturing company empowering a sustainable, connected, and safer world. Across more than 20 countries, and with approximately 18,000 global associates, we partner with customers to design and deliver innovative, reliable solutions. Serving over 100,000 end customers, our products are found in a variety of industrial, transportation and electronics end markets – everywhere, every day. Learn more at Littelfuse.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
The statements in this press release that are not historical facts are intended to constitute "forward-looking statements" entitled to the safe-harbor provisions of the Private Securities Litigation Reform Act. Such statements are based on Littelfuse, Inc.’s (“Littelfuse” or the “Company”) current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties, include, but are not limited to, risks and uncertainties relating to general economic conditions; the severity and duration of the COVID-19 pandemic and the measures taken in response thereto and the effects of those items on the company’s business; product demand and market acceptance; the impact of competitive products and pricing; product quality problems or product recalls; capacity and supply difficulties or constraints; coal mining exposures reserves; cybersecurity matters; failure of an indemnification for environmental liability; exchange rate fluctuations; commodity and other raw material price fluctuations; the effect of Littelfuse's accounting policies; labor disputes; restructuring costs in excess of expectations; pension plan asset returns less than assumed; integration of acquisitions; uncertainties related to political or regulatory changes; and other risks which may be detailed in the company's Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This release should be read in conjunction with information provided in the financial statements appearing in the company's Annual Report on Form 10-K for the year ended January 1, 2022.

-more-

Further discussion of the risk factors of the company can be found under the caption "Risk Factors" in the company's Annual Report on Form 10-K for the year ended January 1, 2022, its Quarterly Report on Form 10-Q for the quarter ended October 1, 2022, and in other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at investor.littelfuse.com and on the SEC’s website at www.sec.gov. These forward-looking statements are made as of the date hereof. The company does not undertake any obligation to update, amend or clarify these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the availability of new information.

Non-GAAP Financial Measures
The information included in this press release includes the non-GAAP financial measures of organic net sales growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, adjusted income taxes, adjusted effective tax rate, free cash flow, net debt, consolidated EBITDA, and consolidated net leverage ratio (as defined in the credit agreement). Many of these non-GAAP financial measures exclude the effect of certain expenses and income not related directly to the underlying performance of our fundamental business operations.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is set forth in the attached schedules.

The company believes that organic net sales growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, adjusted income taxes, and adjusted effective tax rate provide useful information to investors regarding its operational performance because they enhance an investor’s overall understanding of our core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of our fundamental business operations or were not part of our business operations during a comparable period. The company believes that free cash flow is a useful measure of its ability to generate cash. The company believes that net debt, consolidated EBITDA, and consolidated net leverage ratio are useful measures of its credit position. The company believes that all of these non-GAAP financial measures are commonly used by financial analysts and others in the industries in which we operate, and thus further provide useful information to investors. Management additionally uses these measures when assessing the performance of the business and for business planning purposes. Note that our definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies.

CONTACT: Trisha Tuntland
Head of Investor Relations
(773) 628-2163

LFUS-F
###

LITTELFUSE, INC.
CONSOLIDATED BALANCE SHEETS

(in thousands)	December 31, 2022	January 1, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$562,588	$478,473
Short-term investments	84	28
Trade receivables, less allowances of $83,562 and $59,232, respectively	306,578	275,192
Inventories	547,690	445,671
Prepaid income taxes and income taxes receivable	7,215	2,035
Prepaid expenses and other current assets	87,641	68,812
Total current assets	1,511,796	1,270,211
Net property, plant, and equipment	481,110	437,889
Intangible assets, net of amortization	593,970	407,126
Goodwill	1,186,922	929,790
Investments	24,121	39,211
Deferred income taxes	14,367	13,127
Right of use lease assets, net	57,382	29,616
Other assets	34,066	24,734
Total assets	$3,903,734	$3,151,704

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$208,571	$222,039
Accrued liabilities	187,057	159,689
Accrued income taxes	41,793	27,905
Current portion of long-term debt	134,874	25,000
Total current liabilities	572,295	434,633
Long-term debt, less current portion	866,623	611,897
Deferred income taxes	100,230	81,289
Accrued post-retirement benefits	28,037	37,037
Non-current lease liabilities	45,661	22,305
Other long-term liabilities	79,510	71,023
Total equity	2,211,378	1,893,520
Total liabilities and equity	$3,903,734	$3,151,704

LITTELFUSE, INC.
CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands, except per share data)	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Net sales	$613,251	$553,065	$2,513,897	$2,079,928
Cost of sales	384,726	353,573	1,506,984	1,308,002
Gross profit	228,525	199,492	1,006,913	771,926

Selling, general, and administrative expenses	85,993	75,667	344,813	275,457
Research and development expenses	26,806	19,747	95,602	65,940
Amortization of intangibles	15,812	11,121	55,695	42,729
Restructuring, impairment, and other charges	5,712	160	9,977	2,158
Total operating expenses	134,323	106,695	506,087	386,284
Operating income	94,202	92,797	500,826	385,642

Interest expense	9,147	4,626	26,216	18,527
Foreign exchange (gain) loss	(15,692)	8,843	24,359	17,158
Other (income) expense, net	(2,582)	19,799	7,207	8,932
Income before income taxes	103,329	59,529	443,044	341,025
Income taxes	10,025	7,585	69,738	57,219
Net income	$93,304	$51,944	$373,306	$283,806

Income per share:
Basic	$3.77	$2.11	$15.09	$11.54
Diluted	$3.74	$2.08	$14.94	$11.38

Weighted-average shares and equivalent shares outstanding:
Basic	24,758	24,660	24,734	24,603
Diluted	24,978	25,001	24,986	24,932

Comprehensive income	139,811	74,009	351,005	301,500

LITTELFUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
(in thousands)	December 31, 2022	January 1, 2022
OPERATING ACTIVITIES
Net income	$373,306	$283,806
Adjustments to reconcile net income to net cash provided by operating activities	188,871	147,276
Changes in operating assets and liabilities:
Trade receivables	(19,334)	(10,234)
Inventories	(89,235)	(104,555)
Accounts payable	(22,403)	40,481
Accrued liabilities and income taxes	(9,756)	30,793
Prepaid expenses and other assets	(1,731)	(14,223)
Net cash provided by operating activities	419,718	373,344

INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(532,670)	(423,633)
Purchases of property, plant, and equipment	(104,341)	(90,562)
Net proceeds from sale of property, plant, and equipment, and other	676	15,425
Other	(62)	(390)
Net cash used in investing activities	(636,397)	(499,160)

FINANCING ACTIVITIES
Net proceeds (payments) of credit facility and senior notes	371,250	(32,619)
Cash dividends paid	(55,911)	(49,730)
All other cash (used in) provided by financing activities	(5,137)	13,365
Net cash provided by (used in) financing activities	310,202	(68,984)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(11,420)	(9,889)
Increase (decrease) in cash, cash equivalents, and restricted cash	82,103	(204,689)
Cash, cash equivalents, and restricted cash at beginning of period	482,836	687,525
Cash, cash equivalents, and restricted cash at end of period	$564,939	$482,836

LITTELFUSE, INC.
NET SALES AND OPERATING INCOME BY SEGMENT
(Unaudited)

	Fourth Quarter			Year-to-Date
(in thousands)	2022	2021	% Growth /(Decline)	2022	2021	% Growth /(Decline)
Net sales
Electronics	$371,193	$341,622	8.7%	$1,492,819	$1,300,744	14.8%
Transportation	167,874	141,796	18.4%	716,140	528,058	35.6%
Industrial	74,184	69,647	6.5%	304,938	251,126	21.4%
Total net sales	$613,251	$553,065	10.9%	$2,513,897	$2,079,928	20.9%

Operating income
Electronics	$91,941	$79,350	15.9%	$431,616	$309,633	39.4%
Transportation	5,935	10,599	(44.0)%	63,539	65,979	(3.7)%
Industrial	8,885	4,169	113.1%	48,853	22,621	116.0%
Other (a)	(12,559)	(1,321)	N.M.	(43,182)	(12,591)	N.M.
Total operating income	$94,202	$92,797	1.5%	$500,826	$385,642	29.9%
Operating Margin	15.4%	16.8%		19.9%	18.5%

Interest expense	9,147	4,626		26,216	18,527
Foreign exchange (gain) loss	(15,692)	8,843		24,359	17,158
Other (income) expense, net	(2,582)	19,799		7,207	8,932
Income before income taxes	$103,329	$59,529	73.6%	$443,044	$341,025	29.9%

(a)"other" typically includes non-GAAP adjustments such as acquisition-related and integration costs, purchase accounting inventory adjustments and restructuring and impairment charges. (See Supplemental Financial Information for details.)

N.M. - Not meaningful

	Fourth Quarter			Year-to-Date
(in thousands)	2022	2021	% Growth /(Decline)	2022	2021	% Growth /(Decline)
Operating Margin
Electronics	24.8%	23.2%	1.6%	28.9%	23.8%	5.1%
Transportation	3.5%	7.5%	(4.0)%	8.9%	12.5%	(3.6)%
Industrial	12.0%	6.0%	6.0%	16.0%	9.0%	7.0%

LITTELFUSE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In millions of USD except per share amounts - unaudited)

Non-GAAP EPS reconciliation
	Q4-22	Q4-21	YTD-22	YTD-21
GAAP diluted EPS	$3.74	$2.08	$14.94	$11.38
EPS impact of Non-GAAP adjustments (below)	(0.40)	1.08	1.93	1.81
Adjusted diluted EPS	$3.34	$3.16	$16.87	$13.19

Non-GAAP adjustments - (income) / expense
	Q4-22	Q4-21	YTD-22	YTD-21
Acquisition-related and integration costs (a)	$2.8	$3.6	$17.6	$7.0
Purchase accounting inventory adjustments (b)	4.0	1.6	15.6	8.4
Restructuring, impairment and other charges (c)	5.7	0.2	10.0	2.2
Gain on sale of fixed assets (d)	—	(4.1)	—	(5.0)
Non-GAAP adjustments to operating income	12.5	1.3	43.2	12.6
Other expense (income), net (e)	—	20.8	(0.5)	21.4
Non-operating foreign exchange (gain) loss	(15.7)	8.9	24.4	17.2
Non-GAAP adjustments to income before income taxes	(3.2)	31.0	67.1	51.2
Income taxes (f)	6.8	3.9	19.0	6.0
Non-GAAP adjustments to net income	$(10.0)	$27.1	$48.1	$45.2

Total EPS impact	$(0.40)	$1.08	$1.93	$1.81

Adjusted operating margin / Adjusted EBITDA reconciliation
	Q4-22	Q4-21	YTD-22	YTD-21
Net sales	$613.3	$553.1	$2,513.9	$2,079.9
GAAP operating income	$94.2	$92.8	$500.8	$385.6
Add back non-GAAP adjustments	12.5	1.3	43.2	12.6
Adjusted operating income	$106.7	$94.1	$544.0	$398.2
Adjusted operating margin	17.4%	17.0%	21.6%	19.1%
Add back amortization	15.8	11.1	55.7	42.7
Add back depreciation	16.7	14.5	65.0	55.9
Adjusted EBITDA	$139.2	$119.7	$664.7	$496.8
Adjusted EBITDA margin	22.7%	21.6%	26.4%	23.9%

Adjusted EBITDA by Segment	Q4-22			Q4-21
	Electronics	Transportation	Industrial	Electronics	Transportation	Industrial
GAAP operating income	$91.9	$5.9	$8.9	$79.4	$10.6	$4.2
Add:
Add back amortization	10.2	4.4	1.2	6.9	3.0	1.2
Add back depreciation	9.0	6.7	1.0	8.6	4.9	1.0
Adjusted EBITDA	$111.1	$17.0	$11.1	$94.9	$18.5	$6.4
Adjusted EBITDA Margin	29.9%	10.1%	14.9%	27.8%	13.0%	9.1%

Adjusted EBITDA by Segment	YTD-22			YTD-21
	Electronics	Transportation	Industrial	Electronics	Transportation	Industrial
GAAP operating income	$431.6	$63.5	$48.9	$309.6	$66.0	$22.6
Add:
Add back amortization	32.7	18.1	4.9	$27.9	$10.1	$4.7
Add back depreciation	35.5	25.6	3.9	$33.6	$18.9	$3.4
Adjusted EBITDA	$499.8	$107.2	$57.7	$371.1	$95.0	$30.7
Adjusted EBITDA Margin	33.5%	15.0%	18.9%	28.5%	18.0%	12.2%

Net sales reconciliation	Q4-22 vs. Q4-21
	Electronics	Transportation	Industrial	Total
Net sales growth	9%	18%	7%	11%
Less:
Acquisitions	13%	22%	—%	14%
53rd week of extra sales in fiscal year 2021	(3)%	(4)%	(5)%	(3)%
FX impact	(3)%	(6)%	(1)%	(4)%
Organic net sales growth	2%	6%	13%	4%

Net sales reconciliation	YTD-22 vs. YTD-21
	Electronics	Transportation	Industrial	Total
Net sales growth	15%	36%	21%	21%
Less:
Acquisitions	7%	40%	4%	14%
53rd week of extra sales in fiscal year 2021	(1)%	(1)%	(2)%	(1)%
FX impact	(3)%	(5)%	(1)%	(3)%
Organic net sales growth	12%	2%	20%	11%

Income tax reconciliation
	Q4-22	Q4-21	YTD-22	YTD-21
Income taxes	$10.0	$7.6	$69.7	$57.2
Effective rate	9.7%	12.7%	15.7%	16.8%
Non-GAAP adjustments - income taxes	6.8	3.9	19.0	6.0
Adjusted income taxes	$16.8	$11.5	$88.7	$63.2
Adjusted effective rate	16.8%	12.7%	17.4%	16.1%
Free cash flow reconciliation
	Q4-22	Q4-21	YTD-22	YTD-21
Net cash provided by operating activities	$106.3	$132.6	$419.7	$373.3
Less: Purchases of property, plant and equipment	(26.5)	(33.0)	(104.3)	(90.6)
Free cash flow	$79.8	$99.6	$315.4	$282.7

Consolidated Total Debt	As of December 31, 2022
Consolidated Total Debt	$1,001.5
Unamortized debt issuance costs	4.8
Finance lease liability	$1.8
Consolidated funded indebtedness	$1,008.1
Cash held in U.S. (up to $400 million)	$110.6
Net debt	$897.5

Consolidated EBITDA	Twelve Months Ended December 31, 2022
Net Income	$373.3
Interest expense	26.2
Income taxes	69.7
Depreciation	65.0
Amortization	55.7
Non-cash additions:
Stock-based compensation expense	23.6
Purchase accounting inventory step-up charge	15.6
Unrealized loss on investments	14.0
Impairment charges	4.5
Other	81.9
Consolidated EBITDA (1)	$729.5

Consolidated Net Leverage Ratio (as defined in the Credit Agreement) *	1.2x
* Our Credit Agreement and Private Placement Note with maturities ranging from 2023 to 2032, contain financial ratio covenants providing that if, as of the last day of each fiscal quarter, the Consolidated Net Leverage ratio at such time for the then most recently concluded period of four consecutive fiscal quarters of the Company exceeds 3.50:1.00, an Event of Default (as defined in the Credit Agreement and Private Placement Senior Notes) is triggered.

The Credit Agreement and Private Placement Senior Notes were amended in Q2 2022 and now allow for the addition of acquisition and integration costs up to 15% of Consolidated EBITDA and the netting of up to $400M of Available Cash (Cash held by US Subsidiaries).

(1) Represents Consolidated EBITDA as defined in our Credit Agreement and Private Placement Senior Notes and is calculated using the most recently concluded period of four consecutive quarters.

Note: Total will not always foot due to rounding.

(a) reflected in selling, general and administrative expenses ("SG&A").

(b) reflected in cost of sales.

(c) reflected in restructuring, impairment and other charges.

(d) reflected a gain of $4.1 million recorded in SG&A during the fourth quarter of 2021 for a total year-to-date gain of $5.0 million from the sale of two buildings within the Electronics segment during 2021.

(e) 2022 year-to-date amount included $0.5 million gain from the sale of a building within the Transportation segment. Q4 2021 included a $19.9 million non-cash pension settlement charge, a $0.7 million charge for an asset retirement obligation related to the disposal of a business in 2019 and a $0.2 million increase in coal mining reserves. 2021 year-to-date amount also included $0.5 million of impairment charges on certain other investments.

(f) reflected the tax impact associated with the non-GAAP adjustments.